                                    EXHIBIT B

                             JOINT FILING AGREEMENT


          The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it containing therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated: August 12, 1996
                              The TCW Group, Inc.



                              By:  /s/ Mohan V. Phansalkar
                                   ---------------------------------------------
                                   Mohan V. Phansalkar
                                   Vice President



                              Robert Day



                              By:  /s/ Mohan V. Phansalkar
                                   ---------------------------------------------
                                   Mohan V. Phansalkar
                                   Mohan V. Phansalkar under Power of Attorney
                                   dated January 30, 1996, on File with Schedule 13G Amendment Number 1 for Matrix Service Co. dated January 30, 1996.





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